EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2011, with respect to the consolidated financial statements and schedule included in the Annual Report of ReachLocal, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of ReachLocal, Inc. on Forms S-8 (File No. 333-172321, effective February 18, 2011).

/s/ GRANT THORNTON LLP

Woodland Hills CA

March 28, 2011